HOLLYWOOD ENTERTAINMENT CORPORATION
1997 EMPLOYEE NONQUALIFIED STOCK OPTION PLAN


1. Purpose.  The purpose of this 1997 Employee Nonqualified Stock
Option Plan (the "Employee Plan") is to enable Hollywood Entertainment Corporation (the "Company") to attract and retain the services of selected employees of the Company or of any subsidiary of the Company.

2. Shares Subject to the Employee Plan. Subject to adjustment as provided below and in paragraph7, the shares to be offered under the Employee Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Employee Plan shall not exceed 5,000,000 shares. The shares issued under the Employee Plan may be authorized and unissued shares or reacquired shares. If an option granted under the Employee Plan expires, terminates or is canceled, the unissued shares subject to such option shall again be available under the Employee Plan.

3. Effective Date and Duration of Employee Plan.

(a) Effective Date. The Employee Plan shall become effective as of May 28, 1997. Options may be granted at any time after the effective date and before termination of the Employee Plan.

(b) Duration. The Employee Plan shall continue in effect until all shares available for issuance under the Employee Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Employee Plan at any time except with respect to options then outstanding under the Employee Plan. Termination shall not affect any outstanding options under the Employee Plan.

4. Administration.

(a) Board of Directors. The Employee Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Employee Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Employee Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Employee Plan. The interpretation and construction of the provisions of the Employee Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Employee Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Employee Plan into effect, and it shall be the sole and final judge of such expediency.

(b) Committee. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the "Committee"), any or all authority for administration of the Employee Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Employee Plan shall mean and relate to the Committee except (i)as otherwise provided by the Board of Directors, and
(ii)that only the Board of Directors may amend or terminate the Employee Plan as provided in paragraphs3 and 15.

5. Types of Awards; Eligibility. The Board of Directors may, from time to time, grant Non-Statutory Stock Options as provided in paragraphs 6(a) through 6(e). Any such awards may be made to employees (excluding employees who are officers or directors of the Company) who the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award.

6. General Rules Relating to Option Grants.

(a) Terms of Grant. The Board of Directors may grant options under the Employee Plan. With respect to each option grant, the Board of Directors at the time of grant shall determine the number of shares subject to the option, the option price, the period of the option, and the time or times at which the option may be exercised. The option exercise price may be any amount determined by the Board of Directors. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

(b) Exercise of Options. Except as provided in paragraph6(d) or as determined by the Board of Directors, no option granted under the Employee Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs6(d) and 7, options granted under the Employee Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

(c) Nontransferability. Unless otherwise determined by the Board of Directors, each option granted under the Employee Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

(d) Termination of Employment or Service.

(i) General Rule. Unless otherwise determined by the Board of Directors, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(d)(ii) and (iii), the option may be exercised at any time prior to the expiration date of the option or the expiration of 30days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

(ii) Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

(iii) Termination Because of Death. Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

(iv) Amendment of Exercise Period Applicable to
Termination. The Board of Directors, at the time of grant or at any time thereafter, may extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

(v) Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

(e) Purchase of Shares. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Employee Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution.
Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from the Company) or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock as reported in The Wall Street Journal on the trading day preceding the date the option is exercised, or such other reported value of the Common Stock as shall be specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made. With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Common Stock to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Employee Plan shall be reduced by the number of shares issued upon exercise of the option.

7. Changes in Capital Structure.

(a) Stock Splits; Stock Dividends.  If the outstanding Common
Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Employee Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

(b) Mergers, Reorganizations, Etc. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company's assets (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Employee Plan:

(i) Outstanding options shall remain in effect in accordance with their terms.

(ii) Outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

(iii) The Board of Directors provides a 30-day period prior to the consummation of the Transaction during which outstanding options shall be exercisable to the extent vested without regard to whether an Exercisability Event has occurred and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period.

(c) Dissolution of the Company. In the event of the dissolution of the Company, options shall be treated in accordance with paragraph7(b)(iii).

8. Corporate Mergers, Acquisitions, Etc. The Board of Directors may also grant options under the Employee Plan having terms, conditions and provisions that vary from those specified in this Employee Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

9. Amendment of Employee Plan. The Board of Directors may at any time, and from time to time, modify or amend the Employee Plan in such respects as it shall deem advisable because of changes in the law while the Employee Plan is in effect or for any other reason. Except as provided in paragraphs6(d) and 7, however, no change in an award already granted shall be made without the written consent of the holder of such award.

10. Approvals.  The obligations of the Company under the Employee
Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Employee Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Employee Plan if such issuance or delivery would violate applicable state or federal securities laws.

11. Employment and Service Rights. Nothing in the Employee Plan or any award pursuant to the Employee Plan shall (i)confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii)confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

12. Rights as a Shareholder. The recipient of any award under the Employee Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Employee Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.